UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 6, 2004

Whiting Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300
(Address of principal executive offices, including zip code)

(303) 837-1661
(Registrant’s telephone number, including area code)

Item 5.	Other Events and Regulation FD Disclosure.

On May 6, 2004, Whiting Petroleum Corporation (the “Company”) issued a press release announcing that it had priced $150 million aggregate principal amount of its senior subordinated notes due 2012 in a private placement in accordance with Rule 144A under the Securities Act of 1933, as amended. Pursuant to Rule 135c under the Securities Act, the Company is filing a copy of such press release as Exhibit 99.1 hereto, which is incorporated by reference herein.

Item 7.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

(99.1)	Press Release of Whiting Petroleum Corporation dated May 6, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION
Date: May 6, 2004	By:	/s/ James J. Volker
James J. Volker Chairman, President and Chief Executive Officer

WHITING PETROLEUM CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit Number	Description

(99.1)	Press Release of Whiting Petroleum Corporation, dated May 6, 2004.

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